                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                       PARK MERIDIAN FINANCIAL CORPORATION

                                       AND

                          REGIONS FINANCIAL CORPORATION

                            DATED AS OF JUNE 26, 2001

                                TABLE OF CONTENTS

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                                                                                                        PAGE
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
Parties....................................................................................................1
Preamble...................................................................................................1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER...............................................................2
     1.1       Merger......................................................................................2
     1.2       Time and Place of Closing...................................................................2
     1.3       Effective Time..............................................................................2
     1.4       Execution of Support Agreements.............................................................2
     1.5       Execution of the Stock Option Agreement.....................................................2
ARTICLE 2 - TERMS OF MERGER................................................................................2
     2.1       Certificate of Incorporation................................................................2
     2.2       Bylaws......................................................................................3
     2.3       Directors and Officers......................................................................3
ARTICLE 3 - MANNER OF CONVERTING SHARES....................................................................3
     3.1       Conversion of Shares........................................................................3
     3.2       Anti-Dilution Provisions....................................................................3
     3.3       Shares Held by Park Meridian or Regions.....................................................4
     3.4       Dissenting Stockholders.....................................................................4
     3.5       Fractional Shares...........................................................................4
     3.6       Conversion of Stock Rights..................................................................4
ARTICLE 4 - EXCHANGE OF SHARES.............................................................................5
     4.1       Exchange Procedures.........................................................................5
     4.2       Rights of Former Park Meridian Stockholders.................................................6
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF PARK MERIDIAN................................................7
     5.1       Organization, Standing, and Power...........................................................7
     5.2       Authority; No Breach of Agreement...........................................................7
     5.3       Capital Stock...............................................................................8
     5.4       Park Meridian Subsidiaries..................................................................9
     5.5       SEC Filings; Financial Statements...........................................................9
     5.6       Absence of Undisclosed Liabilities.........................................................10
     5.7       Absence of Certain Changes or Events.......................................................10
     5.8       Tax Matters................................................................................10
     5.9       Assets.....................................................................................12
     5.10      Environmental Matters......................................................................12
     5.11      Compliance with Laws.......................................................................13
     5.12      Labor Relations............................................................................14
     5.13      Employee Benefit Plans.....................................................................14
     5.14      Material Contracts.........................................................................16
     5.15      Legal Proceedings..........................................................................17
     5.16      Reports....................................................................................17
     5.17      Statements True and Correct................................................................17


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
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     5.18      Tax and Regulatory Matters.................................................................18
     5.19      Intellectual Property......................................................................18
     5.20      State Takeover Laws........................................................................19
     5.21      Charter Provisions.........................................................................19
     5.22      Support Agreements.........................................................................19
     5.23      Derivatives................................................................................19
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF REGIONS.....................................................19
     6.1       Organization, Standing, and Power..........................................................19
     6.2       Authority; No Breach of Agreement..........................................................20
     6.3       Capital Stock..............................................................................20
     6.4       Regions Subsidiaries.......................................................................21
     6.5       SEC Filings; Financial Statements..........................................................21
     6.6       Absence of Undisclosed Liabilities.........................................................22
     6.7       Absence of Certain Changes or Events.......................................................22
     6.8       Compliance with Laws.......................................................................22
     6.9       Legal Proceedings..........................................................................23
     6.10      Reports....................................................................................23
     6.11      Statements True and Correct................................................................23
     6.12      Tax and Regulatory Matters.................................................................24
     6.13      Derivatives................................................................................24
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION......................................................24
     7.1       Affirmative Covenants of Both Parties......................................................24
     7.2       Negative Covenants of Park Meridian........................................................24
     7.3       Adverse Changes in Condition...............................................................26
     7.4       Reports....................................................................................26
ARTICLE 8 - ADDITIONAL AGREEMENTS.........................................................................27
     8.1       Registration Statement; Proxy Statement; Stockholder Approval..............................27
     8.2       Applications...............................................................................27
     8.3       Filings with State Offices.................................................................27
     8.4       Agreement as to Efforts to Consummate......................................................28
     8.5       Investigation and Confidentiality..........................................................28
     8.6       Press Releases.............................................................................29
     8.7       No Solicitation............................................................................29
     8.8       Tax Treatment..............................................................................29
     8.9       Agreement of Affiliates....................................................................30
     8.10      Employee Benefits and Contracts............................................................30
     8.11      Indemnification............................................................................31
     8.12      Exemption for Liability Under Section 16(b)................................................32
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.............................................33
     9.1       Conditions to Obligations of Each Party....................................................33
     9.2       Conditions to Obligations of Regions.......................................................34
     9.3       Conditions to Obligations of Park Meridian.................................................35

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
ARTICLE 10 - TERMINATION..................................................................................36
     10.1      Termination................................................................................36
     10.2      Effect of Termination......................................................................37
     10.3      Non-Survival of Representations and Covenants..............................................37
ARTICLE 11 - MISCELLANEOUS................................................................................37
     11.1      Definitions................................................................................37
     11.2      Expenses...................................................................................46
     11.3      Brokers and Finders........................................................................46
     11.4      Entire Agreement...........................................................................46
     11.5      Amendments.................................................................................46
     11.6      Waivers....................................................................................47
     11.7      Assignment.................................................................................47
     11.8      Notices....................................................................................47
     11.9      Governing Law..............................................................................48
     11.10     Counterparts...............................................................................48
     11.11     Captions...................................................................................48
     11.12     Interpretations............................................................................48
     11.13     Enforcement of Agreement...................................................................49
     11.14     Severability...............................................................................49
Signatures................................................................................................50

                                LIST OF EXHIBITS

EXHIBIT NUMBER            DESCRIPTION
--------------            -----------
     1.                   Form of Support Agreement.  (ss. 1.4).

     2.                   Form of Stock Option Agreement.  (ss. 1.4).

     3.                   Form of Affiliate Agreement.  (ss. 8.11).

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 26, 2001, by and between PARK MERIDIAN FINANCIAL CORPORATION ("Park Meridian"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal office located in Charlotte, North Carolina; and REGIONS FINANCIAL CORPORATION ("Regions"), a corporation organized and existing under the Laws of the State of Delaware, with its principal office located in Birmingham, Alabama.

                                    PREAMBLE

                  The Boards of Directors of Park Meridian and Regions are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Park Meridian by Regions pursuant to the merger of Park Meridian with and into Regions. At the effective time of the merger, the outstanding shares of the capital stock of Park Meridian shall be converted into shares of the common stock of Regions (except as provided herein). As a result, stockholders of Park Meridian shall become stockholders of Regions, and each of the subsidiaries of Park Meridian shall continue to conduct its business and operations as a subsidiary of Regions. The transactions described in this Agreement are subject to the approvals of the stockholders of Park Meridian, the Board of Governors of the Federal Reserve System, and certain state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Sections 354 and 361 of the Internal Revenue Code.

                  As a condition and inducement to Regions' willingness to enter into this Agreement, (i) Park Meridian's directors and certain executive officers are executing and delivering to Regions an agreement (a "Support Agreement"), in substantially the form of Exhibit 1, and (ii) Park Meridian and Regions are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 2.

                  Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

                  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

                  1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Park Meridian shall be merged with and into Regions in accordance with the provisions of Sections 55-11-01 and 55-11-07 of the NCBCA and Sections 252 and 258 of the DGCL and with the effect provided in
Section 55-11-06 of the NCBCA and Section 259 of the DGCL, respectively (the "Merger"). Regions shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Park Meridian and Regions.

                  1.2 TIME AND PLACE OF CLOSING. The consummation of the Merger (the "Closing") shall take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

                  1.3 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the North Carolina Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina and the Delaware Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which the last of the following occurs: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and (ii) the date on which the stockholders of Park Meridian approve the matters relating to this Agreement required to be approved by such stockholders by applicable Law, or such later day within 30 days thereof as may be specified.

                  1.4 EXECUTION OF SUPPORT AGREEMENTS. Simultaneously with the execution of this Agreement and as a condition hereto, the directors and certain executive officers of Park Meridian are executing and delivering to Regions a Support Agreement.

                  1.5 EXECUTION OF THE STOCK OPTION AGREEMENT. Simultaneously with the execution of this Agreement and as a condition hereto, Park Meridian is executing and delivering to Regions the Stock Option Agreement.

                                    ARTICLE 2
                                 TERMS OF MERGER

                  2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Regions in effect immediately prior to the Effective Time shall be the Certificate of

Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

                  2.2 BYLAWS. The Bylaws of Regions in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

                  2.3 DIRECTORS AND OFFICERS. The directors of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Regions in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

                  3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Regions or Park Meridian, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                           (a) Each share of Regions Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                           (b) Each share of Park Meridian Common Stock, excluding shares held by any Park Meridian Company or any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into .55 of a share of Regions Common Stock (subject to adjustment as set forth in the following proviso, the "Exchange Ratio"); provided that in the event the Average Price is less than $29.00, the Exchange Ratio shall be equal to the quotient obtained by dividing (i) the product of $29.00 and the Exchange Ratio (as then in effect) by (ii) the Average Price.

                  3.2 ANTI-DILUTION PROVISIONS. In the event Park Meridian changes the number of shares of Park Meridian Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, or similar recapitalization with respect to such stock, the Exchange Ratio shall be proportionately adjusted. In the event Regions changes the number of shares of Regions Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                  3.3 SHARES HELD BY PARK MERIDIAN OR REGIONS. Each of the shares of Park Meridian Common Stock held by any Park Meridian Company or by any Regions Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  3.4 DISSENTING STOCKHOLDERS. Any holder of shares of Park Meridian Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Article 13 of the NCBCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the NCBCA and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of Park Meridian fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, Regions shall issue and deliver the consideration to which such holder of shares of Park Meridian Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Park Meridian Common Stock held by such holder.

                  3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Park Meridian Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Regions Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to a fractional part of a share of Regions Common Stock multiplied by the market value of one share of Regions Common Stock at the Effective Time. The market value of one share of Regions Common Stock at the Effective Time shall be the last sale price of Regions Common Stock at the close of regular trading on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source agreed to by Park Meridian and Regions) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

                  3.6      CONVERSION OF STOCK RIGHTS.

                           (a)      At the Effective Time, all rights with
respect to Park Meridian Common Stock pursuant to stock options or stock appreciation rights ("Park Meridian Options") granted by Park Meridian under the Park Meridian Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Regions Common Stock, and Regions shall assume each Park Meridian Option, in accordance with the terms of the Park Meridian Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Park Meridian Option assumed by Regions may be exercised solely for shares of Regions Common Stock (or cash in the case of stock appreciation rights), (ii) the number of shares of Regions Common Stock subject to such Park Meridian Option shall be equal to the number of shares of Park Meridian Common Stock subject to such

Park Meridian Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such Park Meridian Option shall be adjusted by dividing the per share exercise price under each such Park Meridian Option by the Exchange Ratio and rounding down to the nearest cent. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." Park Meridian and Regions agree to take all necessary steps to effectuate the foregoing provisions of this Section 3.6.

                           (b)      As soon as reasonably practicable after the
Effective Time, Regions shall file a registration statement on Form S-3 or S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Regions Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses therein) for so long as such options remain outstanding.

                           (c)      As soon as reasonably practicable after the
Effective Time, Regions shall deliver to the participants in each of the Park Meridian Stock Plans an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Park Meridian Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) of this Agreement after giving effect to the Merger), and Regions shall comply with the terms of each of the Park Meridian Stock Plans to ensure, to the extent required by, and subject to the provisions of, such Park Meridian Stock Plan, that Park Meridian Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Regions shall take all corporate action necessary to reserve for issuance sufficient shares of Regions Common Stock for delivery upon exercise of Park Meridian Options assumed by it in accordance with this Section 3.6.

                                    ARTICLE 4
                               EXCHANGE OF SHARES

                  4.1      EXCHANGE PROCEDURES.

                           (a)      As soon as reasonably practicable after the
Effective Time, Regions and Park Meridian shall cause the exchange agent selected by Regions (the "Exchange Agent") to mail to the former stockholders of Park Meridian appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Park Meridian Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, Regions shall cause each holder of shares of Park Meridian Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights of appraisal as contemplated by
Section 3.4 of this Agreement have been perfected and not withdrawn or forfeited under Article 13 of the NCBCA) issued and outstanding at the Effective Time promptly upon surrender of the certificate or certificates representing such shares to the Exchange Agent, to receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends and other distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of Park Meridian Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Regions Common Stock to which such holder may be otherwise entitled (without interest). Until so surrendered, each outstanding certificate of Park Meridian Common Stock shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions payable to the holders of shares of Regions Common Stock, to represent the consideration into which the number of shares of Park Meridian Common Stock represented thereby prior to the Effective Time shall have been converted. Regions shall not be obligated to deliver the consideration to which any former holder of Park Meridian Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Park Meridian Common Stock for exchange as provided in this
Section 4.1. The certificate or certificates of Park Meridian Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation, Park Meridian, nor the Exchange Agent shall be liable to a holder of Park Meridian Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                           (b)      In the event any Park Meridian Common Stock
certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, or destroyed and, if required by Regions, the posting by such person of a bond in such amount as Regions may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed certificate, the consideration deliverable in respect thereof pursuant to this Agreement.

                  4.2 RIGHTS OF FORMER PARK MERIDIAN STOCKHOLDERS. At the Effective Time, the stock transfer books of Park Meridian shall be closed as to holders of Park Meridian Common Stock immediately prior to the Effective Time and no transfer of Park Meridian Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Park Meridian Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which dissenters' rights of appraisal as contemplated by Section 3.4 of this Agreement have been perfected and not withdrawn or forfeited under Article 13 of the NCBCA) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Park Meridian in respect of such shares of Park Meridian Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former holders of record of Park Meridian Common Stock at the Effective Time (other than holders of shares as to which dissenters' rights of appraisal as contemplated by Section 3.4 of this Agreement have been perfected and not withdrawn or forfeited under Article 13 of the NCBCA) shall be entitled to vote after the Effective Time at any meeting of Regions stockholders the number of whole shares of Regions Common Stock into which their respective shares of Park Meridian Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Park Meridian Common Stock for certificates representing Regions Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Regions on the Regions Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Regions Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Regions Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Park Meridian Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Park Meridian Common Stock certificate, both the Regions Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF PARK MERIDIAN

                  Park Meridian hereby represents and warrants, except as specifically disclosed in a section of the Park Meridian Disclosure Memorandum corresponding to the relevant section of this Article 5, to Regions as follows:

                  5.1 ORGANIZATION, STANDING, AND POWER. Park Meridian is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Park Meridian is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                  5.2      AUTHORITY; NO BREACH OF AGREEMENT.

                           (a)      Park Meridian has the corporate power and
authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by Park Meridian's duly constituted Board of Directors) in respect thereof on the part of Park Meridian, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Park Meridian Common Stock, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Park Meridian. Subject to such requisite stockholder approval, this Agreement (which for this purpose only does not include the Stock Option Agreement) represents a legal, valid, and binding obligation of Park Meridian, enforceable against Park Meridian in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                           (b)      Neither the execution and delivery of this
Agreement by Park Meridian, nor the consummation by Park Meridian of the transactions contemplated hereby, nor compliance by Park Meridian with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Park Meridian's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Park Meridian Company under, any Contract or Permit of any Park Meridian Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian, or
(iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Park Meridian Company or any of their respective Material Assets, which violation is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                           (c)      Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or both with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Park Meridian of the Merger and the other transactions contemplated in this Agreement.

                  5.3      CAPITAL STOCK.

                           (a)      The authorized capital stock of Park
Meridian consists, as of the date of this Agreement, of 25,000,000 shares of Park Meridian Common Stock, of which, as of the date of this Agreement, (i) 2,798,073 shares were issued and outstanding and (ii) 354,278 shares of Park Meridian Common Stock were issuable pursuant to outstanding awards under Park Meridian's Stock Plans, and not more than 3,152,351 shares of Park Meridian Common Stock will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of Park Meridian Common Stock are duly and validly issued and outstanding and are fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the NCBCA. None of the outstanding shares of Park Meridian Common

Stock has been issued in violation of any preemptive rights of the current or past stockholders of Park Meridian.

                           (b)      Except as set forth in Section 5.3(a) of
this Agreement or Section 5.3(b) of the Park Meridian Disclosure Memorandum, there are no shares of capital stock or other equity securities of Park Meridian outstanding and no outstanding Rights relating to the capital stock of Park Meridian.

                  5.4 PARK MERIDIAN SUBSIDIARIES. Park Meridian has disclosed in Section 5.4 of the Park Meridian Disclosure Memorandum all of the Park Meridian Subsidiaries as of the date of this Agreement. Park Meridian or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Park Meridian Subsidiary. No equity securities of any Park Meridian Subsidiary are or may become required to be issued (other than to another Park Meridian Company) by reason of any Rights, and there are no Contracts by which any Park Meridian Subsidiary is bound to issue (other than to another Park Meridian Company) additional shares of its capital stock or Rights or by which any Park Meridian Company is or may be bound to transfer any shares of the capital stock of any Park Meridian Subsidiary (other than to another Park Meridian Company). There are no Contracts relating to the rights of any Park Meridian Company to vote or to dispose of any shares of the capital stock of any Park Meridian Subsidiary. All of the shares of capital stock of each Park Meridian Subsidiary held by a Park Meridian Company are fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the applicable corporate or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Park Meridian Company free and clear of any Lien. Each Park Meridian Subsidiary is either a bank, a limited liability company, or a corporation, and is duly organized, validly existing, and (if applicable) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Park Meridian Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian. Each Park Meridian Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund to the fullest extent permitted by Law.

                  5.5      SEC FILINGS; FINANCIAL STATEMENTS.

                           (a)      Park Meridian and each Park Meridian
Subsidiary has filed and made available to Regions all forms, reports, and documents required to be filed by Park Meridian or such Park Meridian Subsidiary with the SEC since December 31, 1996 (collectively, the "Park Meridian SEC Reports"). The Park Meridian SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Park Meridian SEC Reports or necessary in order to make the statements in such Park Meridian SEC Reports, in light of the circumstances under which they were made, not misleading.

                           (b)      Each of the Park Meridian Financial
Statements (including, in each case, any related notes) contained in the Park Meridian SEC Reports, including any Park Meridian SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable requirements of the Securities Laws with respect thereto, was prepared or will be prepared in accordance with GAAP throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Park Meridian and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

                  5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Park Meridian Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Park Meridian as of March 31, 2001, included in the Park Meridian Financial Statements or reflected in the notes thereto, Liabilities incurred in the ordinary course of business subsequent to March 31, 2001, and Liabilities to be incurred in connection with the transactions contemplated by this Agreement. No Park Meridian Company has incurred or paid any Liability since March 31, 2001, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practices and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                  5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2001, except as disclosed in the Park Meridian Financial Statements delivered prior to the date of this Agreement or as otherwise disclosed in the Park Meridian Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                  5.8      TAX MATTERS.

                           (a)      Since December 31, 1994, all Tax Returns
required to be filed by or on behalf of any of the Park Meridian Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2000, and all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse

Effect on Park Meridian, except to the extent reserved against in the Park Meridian Financial Statements dated prior to the date of this Agreement. All Taxes due with respect to completed and settled examinations or concluded Litigation with respect to Taxes have been paid.

                           (b)      None of the Park Meridian Companies has
executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                           (c)      Adequate provision for any Material Taxes
due or to become due for any of the Park Meridian Companies for the period or periods through and including the date of the respective Park Meridian Financial Statements has been made in accordance with GAAP and is reflected on such Park Meridian Financial Statements.

                           (d)      Each of the Park Meridian Companies is in
Material compliance with, and its records contain the information and documents (including properly completed IRS Forms W-9) necessary to comply with, in all Material respects, applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                           (e)      None of the Park Meridian Companies has made
any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                           (f)      There are no Material Liens with respect to
Taxes upon any of the Assets of the Park Meridian Companies.

                           (g)      There has not been an ownership change, as
defined in Internal Revenue Code Section 382(g), of the Park Meridian Companies that occurred during or after any Taxable Period in which the Park Meridian Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2000.

                           (h)      After the date of this Agreement, no
Material election with respect to Taxes will be made without the prior consent of Regions, which consent will not be unreasonably withheld.

                           (i)      No Park Meridian Company has or has had a
permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                           (j)      No Park Meridian Company has filed any
consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                  5.9 ASSETS. The Park Meridian Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets other than such defects and liens which are not reasonably likely to have a Material Adverse Effect on Park Meridian. All tangible properties used in the businesses of the Park Meridian Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Park Meridian's past practices, except as would not be reasonably likely to have a Material Adverse Effect on Park Meridian. All Assets which are Material to Park Meridian's business on a consolidated basis, held under leases or subleases by any of the Park Meridian Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Park Meridian Companies currently maintain insurance in amounts, scope and coverage reasonably necessary for their operations. None of the Park Meridian Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be Materially reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the Park Meridian Companies include all Material Assets required to operate the business of the Park Meridian Companies as presently conducted.

                  5.10     ENVIRONMENTAL MATTERS.

                           (a)      Each Park Meridian Company, and to the
Knowledge of Park Meridian, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those instances of non-compliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                           (b)      There is no Litigation pending or, to the
Knowledge of Park Meridian, threatened before any court, governmental agency, or authority, or other forum in which any Park Meridian Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Park Meridian Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                           (c)      To the Knowledge of Park Meridian, there is
no Litigation pending, or , threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Park Meridian in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such

Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                           (d)      To the Knowledge of Park Meridian, there is
no reasonable basis for any Litigation of a type described in subsections (b) or
(c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                           (e)      To the Knowledge of Park Meridian, during
the period of (i) any Park Meridian Company's ownership or operation of any of their respective current properties, (ii) any Park Meridian Company's participation in the management of any Participation Facility, or (iii) any Park Meridian Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian. Prior to the period of (i) any Park Meridian Company's ownership or operation of any of their respective current properties, (ii) any Park Meridian Company's participation in the management of any Participation Facility, or
(iii) any Park Meridian Company's holding of a security interest in a Loan Property, to the Knowledge of Park Meridian, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                  5.11 COMPLIANCE WITH LAWS. Park Meridian is duly registered as a bank holding company under the BHC Act. Each Park Meridian Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian. None of the Park Meridian Companies:

                           (a) is in violation of any Material Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian; and

                           (b) has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Park Meridian Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian, or (iii) requiring any Park Meridian Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts Materially the conduct of its business, or in any Material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                  5.12 LABOR RELATIONS. No Park Meridian Company is the subject of any Litigation asserting that it or any other Park Meridian Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Park Meridian Company to bargain with any labor organization as to wages or conditions of employment, nor is any Park Meridian Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Park Meridian Company, pending or, to the Knowledge of Park Meridian, threatened, or to the Knowledge of Park Meridian, is there any activity involving employees of any Park Meridian Company seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  5.13     EMPLOYEE BENEFIT PLANS.

                           (a)      Park Meridian has disclosed in Section 5.13
of the Park Meridian Disclosure Memorandum, and has delivered or made available to Regions prior to the execution of this Agreement correct and complete copies in each case of, all Park Meridian Benefit Plans. For purposes of this Agreement, "Park Meridian Benefit Plans" means all Material written pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other Material written employee programs or agreements, all medical, vision, dental, or other written health plans, all life insurance plans, and all other Material written employee benefit plans or fringe benefit plans, including written "employee benefit plans" as that term is defined in Section 3(3) of ERISA, maintained by, sponsored in whole or in part by, or contributed to by, any Park Meridian Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Park Meridian Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Park Meridian ERISA Plan." Any Park Meridian ERISA Plan which is also subject to
Section 412 of the Internal Revenue Code or Section 302 of ERISA, is referred to herein as a "Park Meridian Pension Plan." Neither Park Meridian nor any Park Meridian Company has an "obligation to contribute" (as defined in ERISA Section
4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by any Park Meridian Company, that was intended to qualify under Section 401(a) of the Internal Revenue Code is disclosed as such in Section 5.13 of the Park Meridian Disclosure Memorandum.

                           (b)      Park Meridian has delivered or made
available to Regions prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Park Meridian Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Park Meridian Benefit Plans or amendments, the most recent determination letters, and all Material rulings, Material opinion letters, Material information letters, or Material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994,
(iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Park Meridian Benefit Plan with respect to the most recent plan year and (iv) the most recent summary plan descriptions and any Material modifications thereto.

                           (c)      All Park Meridian Benefit Plans are in
compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, other than instances of noncompliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian. Each Park Meridian ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and to the Knowledge of Park Meridian, there are no circumstances likely to result in revocation of any such favorable determination letter. Each trust created under any Park Meridian ERISA Plan has been determined to be exempt from Tax under
Section 501(a) of the Internal Revenue Code and Park Meridian is not aware of any circumstance which will or could reasonably result in revocation of such exemption. With respect to each Park Meridian Benefit Plan to the Knowledge of Park Meridian, no event has occurred which will or could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Park Meridian. There is no Material pending or, to the Knowledge of Park Meridian, threatened Litigation relating to any Park Meridian ERISA Plan.

                           (d)      No Park Meridian Company has engaged in a
transaction with respect to any Park Meridian Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any Park Meridian Company to a Material tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian. Neither Park Meridian nor, any administrator or fiduciary of any Park Meridian Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner with respect to any Park Meridian Benefit Plan which could subject Park Meridian to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Park Meridian. No oral or written representation or communication with respect to any aspect of the Park Meridian Benefit Plans has been made to employees of any Park Meridian Company which is not in conformity with the written or otherwise preexisting terms and provisions of such plans, where any Liability resulting from such non-conformity is reasonably likely to have a Material Adverse Effect on Park Meridian.

                           (e)      No Park Meridian Pension Plan has any
"unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the Assets of any such plan is equal to or exceeds the actuarial present value of all accrued benefits under such plans (whether vested or not), based upon the actuarial assumptions used to prepare the most recent actuarial reports for such plans and to the Knowledge of Park Meridian, since the date of the most recent actuarial valuation, no event has occurred which would be reasonably expected to change any such funded status in a way that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian. Neither any Park Meridian Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently maintained by any Park Meridian Company, or the single-employer plan of any entity which is considered one employer with Park Meridian under
Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (a "Park Meridian ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. All required contributions with respect to any Park Meridian Pension Plan or any single-employer plan of an Park Meridian ERISA Affiliate have been timely made and there is no lien either existing or expected under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Park Meridian Company has provided, or is required to provide, security to an Park Meridian Pension Plan or to any single-employer plan of an Park Meridian ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid by Park Meridian under ERISA Section 4006 have been timely paid by Park Meridian, except to the extent any failure to timely pay would not have a Material Adverse Effect on Park Meridian.

                           (f)      No Liability under Title IV of ERISA has
been or is expected to be incurred by any Park Meridian Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any Park Meridian ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except for Liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Park Meridian).

                           (g)      No Park Meridian Company has any obligations
for retiree health and retiree life benefits under any of the Park Meridian Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

                           (h)      Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including, without limitation, severance, golden parachute, or other payment) becoming due to any director or any employee of any Park Meridian Company from any Park Meridian Company under any Park Meridian Benefit Plan or otherwise, other than by operation of Law, (ii) increase any benefits otherwise payable under any Park Meridian Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  5.14 MATERIAL CONTRACTS. Except for Contracts filed as exhibits to Park Meridian's Form 10-K for the fiscal year ended December 31, 2000, and as exhibits to Form 10-Q for the period ended March 31, 2001, as of the date of this Agreement, none of the Park Meridian Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $75,000, (ii) any Contract relating to the borrowing of money by any Park Meridian Company or the guarantee by any Park Meridian Company of any such obligation (other than Contracts pertaining to fully-secured repurchase agreements, and trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Park Meridian with the SEC that has not been filed as an exhibit to Park Meridian's Form 10-K filed for the fiscal year ended December 31, 2000 or on another SEC Document and identified to Regions (together with all Contracts referred to in Sections 5.9 and 5.13 (a) of this Agreement, the "Park Meridian Contracts"). With respect to each Park Meridian Contract: (i) the Contract is in full force and effect; (ii) no Park Meridian Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian;
(iii) no Park Meridian Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Park Meridian, in Default in any Material respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian. All of the indebtedness of any Park Meridian Company for money borrowed is prepayable at any time by such Park Meridian Company without penalty or premium.

                  5.15     LEGAL PROCEEDINGS.

                           (a)      There is no Litigation instituted or
pending, or, to the Knowledge of Park Meridian, threatened against any Park Meridian Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Park Meridian Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                           (b)      Section 5.15(b) of the Park Meridian
Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Park Meridian Company is a party and which names a Park Meridian Company as a defendant or cross-defendant.

                  5.16 REPORTS. Since December 31, 1996, or the date of organization if later, each Park Meridian Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Park Meridian.

                  5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Park Meridian Company or any Affiliate thereof regarding Park Meridian or such Affiliate for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Park Meridian Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Park Meridian's stockholders in connection with the Stockholders' Meeting will, when first mailed to the stockholders of Park Meridian, contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Park Meridian Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

                  5.18 TAX AND REGULATORY MATTERS. No Park Meridian Company or any Affiliate thereof has taken or agreed to take any action, and Park Meridian has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Park Meridian there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner.

                  5.19 INTELLECTUAL PROPERTY. All of the Intellectual Property rights of Park Meridian and the Park Meridian Subsidiaries are in full force and effect and, to the extent Park Meridian or any of the Park Meridian Subsidiaries license the right to use such Intellectual Property, such licenses constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Park Meridian, there currently are not, any Defaults thereunder by Park Meridian or a Park Meridian Subsidiary. Park Meridian or a Park Meridian Subsidiary owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement, except for such Liens or claims of infringement which would not reasonably be expected to have a Material Adverse Effect on Park Meridian. Neither Park Meridian nor any of the Park Meridian Subsidiaries nor, to the Knowledge of Park Meridian, their respective predecessors has infringed the Intellectual Property rights of others and, to the Knowledge of Park Meridian, none of the Intellectual Property rights as used in the business conducted by Park Meridian or the Park Meridian Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement, in each case, except as would not reasonably be expected to have a Material Adverse Effect on Park Meridian. Neither Park Meridian nor any of the Park Meridian Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property other than in the ordinary course of business. Park Meridian or a Park Meridian Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any Material Contract to which it is a party. No officer, director, or employee of Park Meridian or the Park Meridian Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, in each case, other than with Park Meridian or any of the Park Meridian Subsidiaries.

                  5.20 STATE TAKEOVER LAWS. Subject to Park Meridian's right to withdraw or alter its recommendation in accordance with the proviso set forth in the fourth sentence of Section 8.1 of this Agreement, each Park Meridian Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of North Carolina (collectively, "Takeover Laws") including the relevant provisions of Article 9A of the NCBCA.

                  5.21 CHARTER PROVISIONS. Each Park Meridian Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws or, subject to Park Meridian's right to withdraw or alter its recommendation in accordance with the proviso set forth in the fourth sentence of Section 8.1 of this Agreement, restrict or impair the ability of Regions to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Park Meridian Company that may be directly or indirectly acquired or controlled by it.

                  5.22 SUPPORT AGREEMENTS. Each of the directors of Park Meridian has executed and delivered to Regions a Support Agreement in substantially the form attached as Exhibit 1 to this Agreement.

                  5.23 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Park Meridian's own account, or for the account of one or more the Park Meridian Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

                                    ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF REGIONS

                  Regions hereby represents and warrants to Park Meridian as follows:

                  6.1 ORGANIZATION, STANDING, AND POWER. Regions is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Regions is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                  6.2      AUTHORITY; NO BREACH OF AGREEMENT.

                           (a)      Regions has the corporate power and
authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Regions. This Agreement (which for this purpose only does not include the Stock Option Agreement) represents a legal, valid, and binding obligation of Regions, enforceable against Regions in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                           (b)      Neither the execution and delivery of this
Agreement by Regions, nor the consummation by Regions of the transactions contemplated hereby, nor compliance by Regions with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Regions' Certificate of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Regions Company under, any Contract or Permit of any Regions Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Regions Company or any of their respective Material Assets.

                           (c)      Other than in connection or compliance with
the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Regions of the Merger and the other transactions contemplated in this Agreement.

                  6.3 CAPITAL STOCK. The authorized capital stock of Regions consists, as of the date of this Agreement, of 500,000,000 shares of Regions Common Stock, of which 227, 501,610 shares were issued and outstanding as of April 30, 2001. All of the issued and outstanding shares of Regions Common Stock are, and all of the shares of Regions Common Stock to be issued in exchange for shares of Park Meridian Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the DGCL. None of the outstanding shares of Regions Common Stock has been, and none of the shares of Regions Common Stock to be issued in exchange for shares of Park Meridian Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Regions.

                  6.4 REGIONS SUBSIDIARIES. Regions or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Regions Subsidiary. No equity securities of any Regions Subsidiary are or may become required to be issued (other than to another Regions Company) by reason of any Rights, and there are no Contracts by which any Regions Subsidiary is bound to issue (other than to another Regions Company) additional shares of its capital stock or Rights or by which any Regions Company is or may be bound to transfer any shares of the capital stock of any Regions Subsidiary (other than to another Regions Company). There are no Contracts relating to the rights of any Regions Company to vote or to dispose of any shares of the capital stock of any Regions Subsidiary. All of the shares of capital stock of each Regions Subsidiary held by a Regions Company are fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the applicable corporate or banking Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Regions Company free and clear of any Lien. Each Regions Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Regions Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. Each Regions Subsidiary that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund to the fullest extent permitted by Law.

                  6.5      SEC FILINGS; FINANCIAL STATEMENTS.

                           (a)      Regions has filed and made available to Park
Meridian all forms, reports, and documents required to be filed by Regions with the SEC since January 1 of the second complete fiscal year preceding the date of this Agreement (collectively, the "Regions SEC Reports"). The Regions SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Regions SEC Reports or necessary in order to make the statements in such Regions SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Regions Subsidiaries that are registered as a broker, dealer, or investment adviser or filings required due to fiduciary holdings of the Regions Subsidiaries, none of Regions Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                           (b)      Each of the Regions Financial Statements
(including, in each case, any related notes) contained in the Regions SEC Reports, including any Regions SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Regions and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

                  6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Regions Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Regions as of March 31, 2001, included in the Regions Financial Statements or reflected in the notes thereto, Liabilities incurred in the ordinary course of business subsequent to March 31, 2001, and Liabilities to be incurred in connection with the transactions contemplated by the Agreement. No Regions Company has incurred or paid any Liability since March 31, 2001, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                  6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2001, except as disclosed in the Regions Financial Statements delivered prior to the date of this Agreement, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                  6.8 COMPLIANCE WITH LAWS. Regions is duly registered as a financial holding company under the BHC Act. Each Regions Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. None of the Regions Companies:

                           (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions; and

                           (b)      has received any notification or
         communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Regions Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, or (iii) requiring any Regions Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                  6.9 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Regions, threatened against any Regions Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Regions Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions.

                  6.10 REPORTS. Since December 31, 1996, or the date of organization if later, each Regions Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Regions. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

                  6.11 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof regarding Regions or such Affiliate for inclusion in the Registration Statement to be filed by Regions with the SEC will, when the Registration Statement becomes effective, contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Regions Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Park Meridian's stockholders in connection with the Stockholders' Meeting, will, when first mailed to the stockholders of Park Meridian, contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any Regions Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         6.12 TAX AND REGULATORY MATTERS. No Regions Company or any Affiliate thereof has taken or agreed to take any action, and Regions has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Regions there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner.

         6.13 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Regions' own account, or for the account of one or more of the Regions Subsidiaries or their customers, were entered into
(i) in accordance with prudent business practices and all applicable Laws, and
(ii) with counterparties believed to be financially responsible.

                                    ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

                  7.1 AFFIRMATIVE COVENANTS OF BOTH PARTIES. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) use its reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) except as may be required by Law, take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Regions Company from discontinuing or disposing of any of its Assets or business, or from acquiring or agreeing to acquire any other Person or any Assets thereof, if such action is, in the reasonable good faith judgment of Regions, desirable in the conduct of the business of Regions and its Subsidiaries.

                  7.2 NEGATIVE COVENANTS OF PARK MERIDIAN. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as specifically contemplated by this Agreement, Park Meridian covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Regions, which consent shall not be unreasonably withheld:

                           (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Park Meridian Company; or

                           (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Park Meridian Company to another Park Meridian Company) in excess of an aggregate of $500,000 (for the Park Meridian Companies on a consolidated basis), except in the ordinary course of business consistent with past practices (which shall include entry into repurchase agreements or other fully secured securities), or impose, or suffer the imposition, on any Asset of any Park Meridian Company of any Material Lien, except in the ordinary course of business consistent with past practices; or

                           (c) except as contemplated by Section 7.1 of this Agreement, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Park Meridian Company, or declare or pay any dividend or make any other distribution in respect of Park Meridian's capital stock; provided that Park Meridian may (to the extent legally able to do so), but shall not be obligated to declare and pay regular quarterly cash dividends on the Park Meridian Common Stock in an amount per share and with the usual and regular record and payment dates as disclosed in Section 7.2(c) of the Park Meridian Disclosure Memorandum, and provided, that, notwithstanding the provisions of Section 1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Park Meridian Common Stock do not become entitled to receive both a dividend in respect of their Park Meridian Common Stock and a dividend in respect of their Regions Common Stock or fail to be entitled to receive any dividends; or

                           (d) except for this Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, (i) issue, sell, pledge, encumber, authorize the issuance of, (ii) enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or (iii) otherwise permit to become outstanding, any additional shares of Park Meridian Common Stock or any capital stock of any Park Meridian Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                           (e) adjust, split, combine, or reclassify any capital stock of any Park Meridian Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Park Meridian Common Stock (other than upon the exercise of existing Rights), or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Park Meridian Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Park Meridian Company), or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration and other than dispositions in the ordinary course of business consistent with past practice; or

                           (f) (i) grant any increase in compensation or benefits to the employees, officers, or directors of any Park Meridian Company, except as required by Law, (ii) pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement, (iii) enter into or amend any severance agreements with officers of any Park Meridian Company;

         (iv) grant any increase in fees or other increases in compensation or other benefits to directors of any Park Meridian Company; or (v) voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                           (g) enter into or amend any employment Contract between any Park Meridian Company and any Person (unless such amendment is required by Law) that the Park Meridian Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered and in accordance with the Park Meridian Benefit Plans), at any time on or after the Effective Time; or

                           (h) adopt any new employee benefit plan of any Park Meridian Company or make any Material change in or to any existing employee benefit plans of any Park Meridian Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                           (i) make any significant change in any Tax or accounting methods, Material elections, or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                           (j) commence any Litigation other than as deemed necessary or advisable in the good faith judgment of management for the prudent operation of its business or settle any Litigation involving any Liability of any Park Meridian Company for Material money damages or Material restrictions upon the operations of any Park Meridian Company; or

                           (k) except in the ordinary course of business, modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims.

                  7.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it, or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                  7.4 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

                                    ARTICLE 8
                              ADDITIONAL AGREEMENTS

                  8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVAL. As soon as reasonably practicable after execution of this Agreement, Regions shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Regions Common Stock upon consummation of the Merger. Park Meridian shall furnish all information concerning it and the holders of its capital stock as Regions may reasonably request for inclusion in the Registration Statement. Park Meridian shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Stockholders' Meeting,
(i) Park Meridian shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its stockholders, (ii) each Party shall furnish to the other all information concerning them that such other Party may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Park Meridian shall recommend to its stockholders the approval of the matters submitted for approval, and (iv) the Board of Directors of Park Meridian shall use its reasonable efforts to obtain such stockholders' approval, provided that Park Meridian may withdraw, modify, or change in an adverse manner to Regions its recommendations if the Board of Directors of Park Meridian, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify, or change its recommendation could reasonably constitute a breach of the fiduciary duties of Park Meridian's Board of Directors under applicable Law. In addition, nothing in this Section
8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by Park Meridian of information that is required to be disclosed in the Registration Statement or the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NASD.

                  8.2 APPLICATIONS. As soon as reasonably practicable after the execution of this Agreement, Regions shall prepare and file, and Park Meridian shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Regions shall use all reasonable efforts to obtain the requisite Consents of all Regulatory Authorities as soon as reasonably practicable after the filing of the appropriate applications. Regions will promptly furnish to Park Meridian copies of applications filed with all Regulatory Authorities and copies of written communications received by Regions from any Regulatory Authorities with respect to the transactions contemplated hereby.

                  8.3 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Regions shall execute and file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the North Carolina Articles of Merger with the Secretary of State of the State of North Carolina in connection with the Closing.

                  8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Subject to the terms and conditions of this Agreement, each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain as promptly as practicable all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

                  8.5      INVESTIGATION AND CONFIDENTIALITY.

                           (a)      Prior to the Effective Time, each Party
shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                           (b)      Each Party shall, and shall cause its
advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions to the extent required by, and in accordance with confidentiality agreements between the Parties, and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and copies of all work papers containing confidential information received from the other Party.

                           (c)      Each Party agrees to give the other Party
notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party; provided, however, that the giving of such notice shall not be dispositive of the occurrence of such breach or a Material Adverse Effect.

                           (d)      Neither Party nor any of their respective
Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

                  8.6 PRESS RELEASES. Prior to the Effective Time, Regions and Park Meridian shall consult with each other as to the form and substance of any press release Materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

                  8.7 NO SOLICITATION. Except with respect to this Agreement and the transactions contemplated hereby, Park Meridian agrees that it shall not, and shall use its reasonable efforts to cause its officers, directors, agents, Affiliates, and Representatives not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing confidential information) any inquiries or the making of any Acquisition Proposal. Notwithstanding anything herein to the contrary, Park Meridian and its Board of Directors shall be permitted (i) to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Acquisition Proposal, (ii) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that (a) Park Meridian's Board of Directors concludes in good faith and consistent with its fiduciary duties to Park Meridian's stockholders under applicable Law that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal, (b) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, Park Meridian's Board of Directors receives from such Person an executed confidentiality agreement containing terms at least as stringent as those contained in the Park Meridian Confidentiality Agreement, and (c) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, Park Meridian's Board of Directors notifies Regions promptly of such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the Material terms and conditions of any inquiries, proposals or offers. Park Meridian agrees that it will promptly keep Regions informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Park Meridian agrees that it will, and will cause its officers, directors and Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Park Meridian agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents, and Representatives of the obligations undertaken in this Section 8.7. Nothing in this Section 8.7 shall (i) permit Park Meridian to terminate this Agreement (except as specifically provided in Article 10 of this Agreement) or (ii) affect any other obligation of Regions or Park Meridian under this Agreement.

                  8.8 TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

                  8.9 AGREEMENT OF AFFILIATES. Park Meridian has disclosed in Section 8.9 of the Park Meridian Disclosure Memorandum each Person whom it reasonably believes may be deemed an "affiliate" of Park Meridian for purposes of Rule 145 under the 1933 Act. Park Meridian shall use its reasonable efforts to cause each such Person to deliver to Regions not later than the Effective Time, a written agreement, in substantially the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Park Meridian Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Regions Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Shares of Regions Common Stock issued to such affiliates of Park Meridian in exchange for shares of Park Meridian Common Stock shall not be transferable, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.9 (and Regions shall be entitled to place restrictive legends upon certificates for shares of Regions Common Stock issued to affiliates of Park Meridian pursuant to this Agreement to enforce the provisions of this
Section 8.9), except as provided herein. Regions shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Regions Common Stock by such affiliates.

                  8.10 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Regions shall provide generally to officers and employees of the Park Meridian Companies, who at or after the Effective Time become employees of a Regions Company ("Continuing Employees"), employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of Regions Common Stock except as set forth in this Section 8.10), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Regions Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined benefit plans of Park Meridian shall be treated as service under Regions' qualified defined benefit plans, (ii) service under any qualified defined contribution plans of Park Meridian shall be treated as service under Regions' qualified defined contribution plans, and (iii) service under any other employee benefit plans of Park Meridian shall be treated as service under any similar employee benefit plans maintained by Regions. Regions shall cause the Regions welfare benefit plans that cover the Continuing Employees after the Effective Time to (a) waive any waiting period and restrictions and limitations for preexisting conditions or insurability, and (b) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Continuing Employees under Park Meridian's welfare benefit plans to be credited to such Continuing Employees under the Regions welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by the Continuing Employees under the Regions welfare benefit plans. The continued coverage of the Continuing Employees under the employee benefits plans maintained by Park Meridian and/or any Park Meridian Subsidiary immediately prior to the Effective Time during a transition period shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of Regions and its

Subsidiaries, provided that after the Effective Time there is no Material reduction (determined on an overall basis) in the benefits provided under the Park Meridian employee benefit plans. Regions also shall cause Park Meridian and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.10 of the Park Meridian Disclosure Memorandum to Regions between any Park Meridian Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Park Meridian Benefit Plans. Regions shall be responsible for the fees related to the termination of the Park Meridian Benefit Plans.

                  8.11     INDEMNIFICATION.

                           (a)      From and after the Effective Time, in the
event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Park Meridian or any Park Meridian Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, or employee of Park Meridian, any of the Park Meridian Subsidiaries, or any of their respective predecessors, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, Regions shall indemnify and hold harmless, as and to the fullest extent permitted by Law, each such Indemnified Party against any Liability (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking required by applicable Law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them; provided, however, that (a) Regions shall have the right to assume the defense thereof and upon such assumption Regions shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Regions elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Regions and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Regions shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (b) Regions shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (c) Regions shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Regions' obligations under this Section 8.11(a) continue in full force and effect for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

                           (b)      Regions agrees that all rights to
indemnification and all limitations on Liability existing in favor of the directors, officers, and employees of Park Meridian and its Subsidiaries (the "Covered Parties") as provided in their respective Articles of Incorporation, Bylaws, or similar governing instruments as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities, and by their respective successors as if such successors were the indemnifying party thereunder, without any amendment thereto, for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; provided, further, however, that nothing contained in this Section 8.11(b) shall be deemed to preclude the liquidation, consolidation, or merger of Park Meridian or any Park Meridian Subsidiary, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by Regions is required to effectuate any indemnification, Regions shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Regions and the Indemnified Party.

                           (c)      Regions, from and after the Effective Time,
will directly or indirectly cause the persons who served as directors or officers of Park Meridian at or before the Effective Time to be covered by Park Meridian's existing directors' and officers' liability insurance policy (provided that Regions may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy). Such insurance coverage, shall commence at the Effective Time and will be provided for a period of no less than three years after the Effective Time.

                           (d)      If Regions or any of its successors or
assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Regions shall assume the obligations set forth in this Section 8.11.

                           (e)      The provisions of this Section 8.11 are
intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  8.12 EXEMPTION FROM LIABILITY UNDER SECTION 16(B). Park Meridian shall take all such steps as may be required to cause the transactions contemplated by Section 3.1 of this Agreement and any other dispositions of Park Meridian equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of Park Meridian to be exempt under Rule 16b-3 promulgated under the 1934 Act.

                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

                  9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                           (a)      STOCKHOLDER APPROVAL. The stockholders of
Park Meridian shall have approved this Agreement, and the consummation of the transactions contemplated hereby, as and to the extent required by Law and by the provisions of any governing instruments.

                           (b)      REGULATORY APPROVALS. All Consents of,
filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (excluding requirements relating to the raising of additional capital or the disposition of Assets or deposits) which in the reasonable good faith judgment of the Board of Directors of Regions would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                           (c)      CONSENTS AND APPROVALS. Each Party shall
have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party after the Effective Time and no Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the Board of Directors of Regions would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                           (d)      LEGAL PROCEEDINGS. No court or governmental
or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) which is then in effect which prohibits, restrains, or makes illegal consummation of the transactions contemplated by this Agreement.

                           (e)      REGISTRATION STATEMENT. The Registration
Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

                           (f)      TAX OPINION. Each Party shall have received
a written opinion from Alston & Bird LLP in a form reasonably satisfactory to such Party (the "Tax Opinion"), dated the date of the Effective Time, substantially to the effect that, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Park Meridian Common Stock who exchange all of their Park Meridian Common Stock solely for Regions Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Regions Common Stock), (iii) the tax basis of the Regions Common Stock received (including fractional shares deemed received and redeemed) by holders of Park Meridian Common Stock who exchange all of their Park Meridian Common Stock solely for Regions Common Stock in the Merger will be the same as the tax basis of the Park Meridian Common Stock surrendered in exchange for the Regions Common Stock (reduced by an amount allocable to a fractional share interest in Regions Common Stock deemed received and redeemed), and (iv) the holding period of the Regions Common Stock received (including fractional shares deemed received and redeemed) by holders who exchange all of their Park Meridian Common Stock solely for Regions Common Stock in the Merger will be the same as the holding period of the Park Meridian Common Stock surrendered in exchange therefor, provided that such Park Meridian Common Stock is held as a capital Asset at the Effective Time. In rendering such Tax Opinions, such counsel shall be entitled to rely upon representations of officers of Park Meridian and Regions reasonably satisfactory in form and substance to such counsel.

                  9.2 CONDITIONS TO OBLIGATIONS OF REGIONS. The obligations of Regions to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Regions pursuant to Section 11.6(a) of this Agreement:

                           (a)      REPRESENTATIONS AND WARRANTIES. For purposes
of this Section 9.2(a), representations and warranties of Park Meridian set forth in this Agreement shall be accurate as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which speak as of the date of this Agreement or some other date shall speak only as of such date). The representations and warranties of Park Meridian set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Park Meridian set forth in Sections 5.18, 5.20, and 5.21 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Park Meridian set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.20, and 5.21 of this Agreement) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Park Meridian; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Park Meridian or to a matter being "known" by Park Meridian shall be deemed not to include such qualifications.

                           (b)      PERFORMANCE OF AGREEMENTS AND COVENANTS.
Each and all of the agreements and covenants of Park Meridian to be performed and complied with pursuant to this

Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                           (c)      CERTIFICATES. Park Meridian shall have
delivered to Regions (i) a certificate, dated as of the Effective Time and signed on Park Meridian's behalf by its duly authorized officers, to the effect that the conditions set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by
(1) Park Meridian's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, and (2) Park Meridian's stockholders evidencing the approval of this Agreement, all in such reasonable detail as Regions and its counsel shall request.

                  9.3 CONDITIONS TO OBLIGATIONS OF PARK MERIDIAN. The obligations of Park Meridian to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Park Meridian pursuant to Section 11.6(b) of this Agreement:

                           (a)      REPRESENTATIONS AND WARRANTIES. For purposes
of this Section 9.3(a), the representations and warranties of Regions set forth in this Agreement shall be accurate as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which speak as of the date of this Agreement or some other date shall speak only as of such date). The representations and warranties of Regions set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Regions set forth in Section 6.12 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Regions set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.12 of this Agreement) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Regions; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Regions or to a matter being "known" by Regions shall be deemed not to include such qualifications.

                           (b)      PERFORMANCE OF AGREEMENTS AND COVENANTS.
Each and all of the agreements and covenants of Regions to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                           (c)      CERTIFICATES. Regions shall have delivered
to Park Meridian (i) a certificate, dated as of the Effective Time and signed on Regions' behalf by its duly authorized officers, to the effect that the conditions set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Regions' Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Park Meridian and its counsel shall request.

                                   ARTICLE 10
                                   TERMINATION

                  10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Park Meridian, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                           (a) By mutual consent of the Board of Directors of Regions and the Board of Directors of Park Meridian; or

                           (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Park Meridian and Section 9.3(a) of this Agreement in the case of Regions or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Park Meridian and
         Section 9.3(a) of this Agreement in the case of Regions; or

                           (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Park Meridian and Section 9.3(a) in the case of Regions or in Material breach of any covenant or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                           (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority, or (ii) the stockholders of Park Meridian fail to vote their approval of this Agreement at the Stockholders' Meeting where this Agreement was presented to such stockholders for approval and voted upon; or

                           (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by December 31, 2001, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

                  10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, and none of Regions, Park Meridian, any of their respective Subsidiaries, or any of the officers or directors of any of them, shall have any Liability of any nature whatsoever hereunder or in conjunction with the transactions contemplated hereby, except that (i) the provisions of Section 8.5(b) of this Agreement, this
Section 10.2, Section 10.3, and Article 11 of this Agreement shall survive any such termination and abandonment, and (ii) a termination of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement of such Party contained in this Agreement. The Stock Option Agreement shall be governed by its terms as to its termination.

                  10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time, except for those covenants and agreements which by their terms apply in whole or in part after the Effective Time.

                                   ARTICLE 11
                                  MISCELLANEOUS

                  11.1     DEFINITIONS.

                           (a)      Except as otherwise provided herein, the
capitalized terms set forth below shall have the following meanings:

                           "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

                           "AFFILIATE" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

                           "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                           "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                           "AVERAGE PRICE" shall mean the average of the daily volume weighted averages of the trading prices of Regions Common Stock as reported on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source agreed to by Park Meridian and Regions) for the ten consecutive full trading days in which such shares are traded on the Nasdaq NMS ending at the close of trading on the second full trading day prior to the date of the Stockholders' Meeting.

                           "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

                           "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated May 14, 2001, by and between Park Meridian and Regions.

                           "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                           "CONTRACT" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, understanding, or undertaking of any kind or character to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                           "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                           "DELAWARE CERTIFICATE OF MERGER" shall mean the certificate of merger to be executed by Regions and filed with the Secretary of State of the State of Delaware, relating to the Merger as contemplated by Section 1.1 of this Agreement.

                           "DGCL" shall mean the Delaware General Corporation
         Law.

                           "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other

         Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                           "EXHIBITS" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                           "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                           "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products that are or become regulated under any applicable local, state, or federal Law (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                           "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                           "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property rights.

                           "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                           "INVESTMENT COMPANY" shall have the meaning set forth in the Investment Company Act.

                           "KNOWLEDGE" as used with respect to a Person
         (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, or chief financial officer of such Person.

                           "LAW" shall mean any code, law, ordinance, regulation, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                           "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, or guaranty of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                           "LIEN" shall mean any mortgage, pledge, reservation, restriction (other than a restriction on transfers arising under the Securities Laws), security interest, or claim, lien, or encumbrance of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

                           "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                           "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                           "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                           "MATERIAL ADVERSE EFFECT" on a Party shall mean a Material adverse impact, arising from an event, change, or occurrence which, individually or together with any other event, change, or occurrence on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks, investment banks, broker-dealers, and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) general economic or market conditions or the securities industry in general, and (e) this Agreement or the announcement thereof.

                           "NASD" shall mean the National Association of Securities Dealers, Inc.

                           "NASDAQ NMS" shall mean the National Market System of The Nasdaq Stock Market.

                           "1933 ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                           "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           "NCBCA" shall mean the North Carolina Business Corporation Act.

                           "NORTH CAROLINA ARTICLES OF MERGER" shall mean the Articles of Merger executed by Regions and filed with the Secretary of State of the State of North Carolina relating to the Merger as contemplated by Section 1.1 of this Agreement.

                           "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                           "PARK MERIDIAN COMMON STOCK" shall mean the $.01 par value common stock of Park Meridian.

                           "PARK MERIDIAN COMPANIES" shall mean, collectively, Park Meridian and all Park Meridian Subsidiaries.

                           "PARK MERIDIAN DISCLOSURE MEMORANDUM" shall mean the written information entitled "Park Meridian Disclosure Memorandum" delivered prior to the execution of this Agreement to Regions describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for any other Section or subsection of this Agreement. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is Material for purposes of this Agreement.

                           "PARK MERIDIAN FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Park Meridian as of March 31, 2001, and as of December 31, 2000, and 1999, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 2001 and for each of the three years ended December 31, 2000, 1999, and 1998, as filed by Park Meridian in SEC Documents, and (ii) the consolidated statements of condition of Park Meridian (including related notes and schedules, if any) and related statement of income, change in stockholders equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 2001.

                           "PARK MERIDIAN STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Park Meridian, including, without limitation, the stock option plans and programs of any Persons acquired by Park Meridian or a Park Meridian Subsidiary.

                           "PARK MERIDIAN SUBSIDIARIES" shall mean the Subsidiaries of Park Meridian, which shall include the Park Meridian Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Park Meridian in the future and owned by Park Meridian at the Effective Time.

                           "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management, as such term is defined in CERCLA (including, but not limited to, participating in a fiduciary capacity), and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                           "PARTY" shall mean either Park Meridian or Regions, and "PARTIES" shall mean both Park Meridian and Regions.

                           "PERMIT" shall mean any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, or permit from governmental authorities that is required for the operation of a Party's respective businesses.

                           "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                           "PROXY STATEMENT" shall mean the proxy statement used by Park Meridian to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Regions relating to the issuance of the Regions Common Stock to holders of Park Meridian Common Stock.

                           "REASONABLE EFFORTS" shall mean the reasonable best efforts of a Party, but shall not require any Party to take any commercially unreasonable action.

                           "REGIONS COMMON STOCK" shall mean the $.625 par value common stock of Regions.

                           "REGIONS COMPANIES" shall mean, collectively, Regions and all Regions Subsidiaries.

                           "REGIONS FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Regions as of March 31, 2001 and as of December 31, 2000 and 1999, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 2001 and for each of the three years ended December 31, 2000, 1999, and 1998, as filed by Regions in SEC Documents, and (ii) the consolidated statements of condition of Regions (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 2001.

                           "REGIONS SUBSIDIARIES" shall mean the Subsidiaries of Regions and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Regions in the future and owned by Regions at the Effective Time.

                           "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Regions under the 1933 Act with respect to the shares of Regions Common Stock to be issued to the stockholders of Park Meridian in connection with the transactions contemplated by this Agreement.

                           "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Internal Revenue Service, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

                           "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                           "RIGHTS" shall mean, with respect to any Person, securities, or obligations convertible into or exercisable for, or giving any Person any right to subscribe for or acquire, or any options, calls, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

                           "SEC" shall mean the United States Securities and Exchange Commission.

                           "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with the SEC.

                           "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act, the Investment Advisers Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                           "STOCK OPTION AGREEMENT" shall mean that certain stock option agreement by and between Park Meridian and Regions substantially in the form of Exhibit 2.

                           "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of Park Meridian to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                           "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                           "SUPERIOR PROPOSAL" means, with respect to Park Meridian, any written Acquisition Proposal made by a Person other than Regions which (i) is for (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving Park Meridian as a result of which either (1) Park Meridian's stockholders prior to such transaction (by virtue of their ownership of Park Meridian's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (2) the individuals comprising the Board of Directors of Park Meridian prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity,
         (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the Assets of Park Meridian and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or
         (c) the acquisition, directly or indirectly, by a Person of beneficial ownership of 25% or more of the common stock of Park Meridian whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and (ii) which is otherwise on terms which the Board of Directors of Park Meridian in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the proposal (including the impact of the Stock Option Agreement) and the Person making the proposal, (1) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement, and (2) is reasonably capable of being completed.

                           "SUPPORT AGREEMENT" shall mean the various support agreements, each in substantially the form of Exhibit 1.

                           "SURVIVING CORPORATION" shall mean Regions as the surviving corporation resulting from the Merger.

                           "TAX" OR "TAXES" shall mean all federal, state, local, and foreign taxes, levies, imposts, duties, or other like assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any related interest and penalties, or additions thereto.

                           "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                           "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                           (b)      The terms set forth below shall have the
meanings ascribed thereto in the referenced sections:

Claim................................................        Section 8.11(a)
Closing..............................................        Section 1.2
Continuing Employees.................................        Section 8.10
Covered Parties......................................        Section 8.11(b)
Effective Time.......................................        Section 1.3
Exchange Agent.......................................        Section 4.1
Exchange Ratio.......................................        Section 3.1(b)
Indemnified Parties..................................        Section 8.11(a)
Merger...............................................        Section 1.1
Park Meridian Benefit Plans..........................        Section 5.13(a)
Park Meridian Contracts..............................        Section 5.14(a)
Park Meridian ERISA Affiliate........................        Section 5.13(e)
Park Meridian ERISA Plan.............................        Section 5.13(a)
Park Meridian Options................................        Section 3.6(a)
Park Meridian Pension Plan...........................        Section 5.13(a)
Park Meridian SEC Reports............................        Section 5.5(a)
Regions SEC Reports..................................        Section 6.5(a)
Takeover Laws........................................        Section 5.20
Tax Opinion..........................................        Section 9.1(f)

                           (c)      Any singular term in this Agreement shall be
deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                  11.2     EXPENSES.

                           (a)      Except as otherwise provided in this Section
11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Regions shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and one half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                           (b)      Nothing contained in this Section 11.2 shall
constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

                  11.3 BROKERS AND FINDERS. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by Park Meridian or Regions, each of Park Meridian and Regions, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

                  11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the Park Meridian Disclosure Memorandum) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than the Confidentiality Agreement, which shall remain in effect. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement other than as provided for in Sections 8.12 and 8.14 of this Agreement.

                  11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Park Meridian Common Stock will be exchanged for Regions Common Stock or cash shall not be amended after the Stockholders' Meeting without the requisite approval of the holders of the issued and outstanding shares of Park Meridian Common Stock entitled to vote thereon and Section 8.11 of this Agreement may not be amended after the Effective Time in a manner adverse to any director or officer of Park Meridian without such director's or officer's written consent.

                  11.6     WAIVERS.

                           (a)      Prior to or at the Effective Time, Regions,
acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Park Meridian, to waive or extend the time for the compliance or fulfillment by Park Meridian of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Regions under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Regions except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

                           (b)      Prior to or at the Effective Time, Park
Meridian, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Regions, to waive or extend the time for the compliance or fulfillment by Regions of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Park Meridian under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Park Meridian except that any unfulfilled conditions shall be deemed to have been waived at the Effective Time.

                           (c)      The failure of any Party at any time or
times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

                  11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

                  11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Park Meridian:               PARK MERIDIAN FINANCIAL CORPORATION
                             6826 Morrison Boulevard
                             Charlotte, North Carolina  28211
                             Telecopy Number:  (704) 366-8165

                             Attention: Kevin T. Kennelly
                                        President and Chief Executive Officer

Copy to Counsel:             ROBINSON, BRADSHAW & HINSON, P.A.
                             101 North Tryon Street, Suite 1900
                             Charlotte, North Carolina  28246
                             Telecopy Number:  (704) 373-3955
                             Attention:     Stephen M. Lynch

Regions:                     REGIONS FINANCIAL CORPORATION
                             417 North 20th Street
                             Birmingham, Alabama  35203
                             Telecopy Number:  (205) 326-7571
                             Attention: Richard D. Horsley
                                        Vice Chairman and Executive
                                        Financial Officer

Copy to Counsel:             REGIONS FINANCIAL CORPORATION
                             417 North 20th Street
                             Birmingham, Alabama  35203
                             Telecopy Number:  (205) 326-7751
                             Attention: Samuel E. Upchurch, Jr.
                                        General Counsel

                  11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable principles of conflicts of Laws, except to the extent that the Laws of the State of North Carolina relate to the consummation of the Merger.

                  11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

                  11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, because such Party may be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

                  11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                               PARK MERIDIAN FINANCIAL CORPORATION


By:  \s\ Bryan F. Kennedy             By:  \s\ Kevin T. Kennedy
     ---------------------------          --------------------------------------
     Bryan F. Kennedy, III                 Kevin T. Kennelly
     Executive Vice President              President and Chief Executive Officer

[CORPORATE SEAL]

ATTEST:                               REGIONS FINANCIAL CORPORATION


By:  \s\ Samuel E. Upchurch, Jr.      By: \s\ Carl E. Jones, Jr.
     ---------------------------          --------------------------------------
     Samuel E. Upchurch, Jr.              Carl E. Jones, Jr.
     Corporate Secretary                  President and Chief Executive Officer

[CORPORATE SEAL]


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